Exhibit 99.1

                   U.S. Physical Therapy to Present
         at UBS Warburg Global Healthcare Services Conference

   HOUSTON--(BUSINESS WIRE)--Feb. 4, 2004--U.S. Physical Therapy,
Inc. (NasdaqNM:USPH), a leading provider of outpatient physical and occupational therapy services, will present at the UBS Warburg Global Healthcare Services Conference on Wednesday, February 4, 2004.
   Roy Spradlin, U.S. Physical Therapy Chairman, President and CEO, and Larry McAfee, CFO, will address the conference taking place at The Plaza Hotel in New York City. A copy of the presentation may be accessed on U.S. Physical Therapy's website www.usph.com.
   Founded in 1990, U.S. Physical Therapy, Inc. operates 242 outpatient physical and/or occupational therapy clinics in 35 states and manages five physical therapy facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.
   This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions, and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and factors, which include, but are not limited to:

   --  general economic, business, and regulatory conditions;

   --  competition;

   --  federal and state regulations;

   --  availability, terms, and use of capital;

   --  availability of skilled physical therapists; and

   --  weather.

   Please see the Company's filings with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Roy Spradlin, 713-297-7000
             or
             Larry McAfee, 713-297-7000